Exhibit 99.1

NEWS RELEASE October 20, 2016

Contacts: Dan Schlanger, CFO
Son Nguyen, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS THIRD QUARTER 2016 RESULTS, PROVIDES OUTLOOK FOR FULL YEAR 2017 AND
ANNOUNCES INCREASE TO COMMON STOCK DIVIDEND

October 20, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended September 30, 2016.
"Our business continues to grow at a healthy pace as U.S. wireless carriers further invest to enhance the consumer mobile experience," stated Jay Brown, Crown Castle’s Chief Executive Officer. "Driven by the continued adoption and introduction of data-intensive applications and consistent with many industry forecasts, we believe over the next decade there will be tremendous growth in wireless data traffic that will necessitate further investment in wireless networks, which we expect will result in revenue and cash flow growth for Crown Castle. Today, as a result of our investments over the last several years to acquire towers and deploy small cells, we have the leading portfolio of U.S. wireless infrastructure, which we expect will continue to generate significant incremental returns.  Consistent with the growth we are seeing in our business, we are increasing our quarterly stock dividend by 7% to $0.95 per share, commencing with our fourth quarter 2016 dividend payment."

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended September 30, 2016. For further information, refer to the financial statements and non-GAAP and other calculation reconciliations included in this press release.

(in millions)	Actual				Midpoint Q3 2016 Outlook(b)	Actual Compared to Outlook
	Q3 2016	Q3 2015	$ Change	% Change
Site rental revenues	$812	$765	+$47	6%	$808	+$4
Site rental gross margin	$555	$518	+$37	7%	$552	+$3
Net income (loss)	$98	$104	-$6	-6%	$101	-$3
Adjusted EBITDA(a)	$564	$529	+$35	7%	$560	+$4
AFFO(a)(c)	$416	$356	+$60	17%	$403	+$13
Weighted-average common shares outstanding - diluted	338	334	+4	1%	339	-1
Note: Figures may not tie due to rounding

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on July 21, 2016.

(c)	Attributable to CCIC common stockholders.

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News Release continued:	Page 2

HIGHLIGHTS FROM THE QUARTER

•
Site rental revenues. Site rental revenues grew approximately 6%, or $47 million, from third quarter 2015 to third quarter 2016, inclusive of approximately $47 million in Organic Contribution to Site Rental Revenues plus $19 million in contributions from acquisitions and other items, less a $19 million reduction in straight-line revenues. The $47 million in Organic Contribution to Site Rental Revenues represents approximately 6% growth, comprised of approximately 9% growth from new leasing activity and contracted tenant escalations, net of approximately 3% from tenant non-renewals.

•
Net income (loss). Net income (loss) for third quarter 2016 was negatively impacted by approximately $10 million in losses on retirement of long-term obligations related to refinancing activities during the quarter.

•
AFFO. AFFO for third quarter 2016 benefited from approximately $7 million in lower than expected sustaining capital expenditures during the quarter. This benefit is primarily attributable to timing, as the unspent amount from third quarter 2016 is expected to be spent during fourth quarter 2016.

•
Capital expenditures. Capital expenditures during the quarter were approximately $221 million, comprised of approximately $17 million of land purchases, approximately $19 million of sustaining capital expenditures and approximately $185 million of revenue generating capital expenditures.

•	Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $299 million in the aggregate, or $0.885 per common share.

•	Financing activities. During the quarter, Crown Castle issued $700 million in aggregate principal amount of senior unsecured notes, the proceeds of which were used to refinance existing debt.

"Our excellent third quarter results allowed us to increase our full year 2016 Outlook, setting the stage for expected continued growth in 2017," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "We expect the healthy leasing environment from 2016 to continue into 2017 as the wireless carriers continue to upgrade and enhance their networks to meet increasing demand for wireless connectivity. This leasing backdrop combined with the strength of our business model, the quality of our assets and the strength of our balance sheet give us the confidence to increase our dividend and provide us with opportunities to continue to invest in our business to drive long-term growth in AFFO and dividends."

DIVIDEND INCREASE ANNOUNCEMENT
Crown Castle's Board of Directors has declared a quarterly cash dividend of $0.95 per common share, representing an increase of approximately 7% over the previous quarterly dividend of $0.885 per share. The quarterly dividend will be payable on December 30, 2016 to common stockholders of record at the close of business on December 16, 2016. Future dividends are subject to the approval of Crown Castle's Board of Directors.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 3

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current Outlook for fourth quarter 2016, full year 2016 and full year 2017:

(in millions)	Fourth Quarter 2016			Full Year 2016			Full Year 2017
Site rental revenues	$811	to	$816	$3,227	to	$3,232	$3,314	to	$3,344
Site rental cost of operations	$253	to	$258	$1,015	to	$1,020	$1,023	to	$1,053
Site rental gross margin	$556	to	$561	$2,210	to	$2,215	$2,276	to	$2,306
Net income (loss)	$90	to	$110	$318	to	$338	$375	to	$425
Adjusted EBITDA(a)	$566	to	$571	$2,219	to	$2,224	$2,263	to	$2,293
Interest expense and amortization of deferred financing costs(b)	$128	to	$133	$514	to	$519	$515	to	$545
FFO(a)(d)	$383	to	$388	$1,426	to	$1,431	$1,566	to	$1,596
AFFO(a)(d)	$403	to	$408	$1,606	to	$1,611	$1,739	to	$1,769
Weighted-average common shares outstanding - diluted(c)	346			340			350

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(c)
The assumption for fourth quarter 2016, full year 2016 and full year 2017 diluted weighted-average common shares outstanding is based on (1) diluted common shares outstanding as of September 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(d)	Attributable to CCIC common stockholders.
Full Year 2016 Outlook
The table below compares the results for full year 2015, the midpoint of the current full year 2016 Outlook and the midpoint of the previously provided full year 2016 Outlook for select metrics.

	Midpoint of FY 2016 Outlook to FY 2015 Actual Comparison				Previous Full Year 2016 Outlook(b)	Current Compared to Previous Outlook
($ in millions)	Current Full Year 2016 Outlook	Full Year 2015 Actual	$ Change	% Change
Site rental revenues	$3,230	$3,018	+$212	+7%	$3,223	+$7
Site rental gross margin	$2,213	$2,055	+$158	+8%	$2,207	+$6
Net income (loss)	$328	$1,524	-$1,196	-78%	$338	-$10
Adjusted EBITDA(a)	$2,222	$2,119	+$103	+5%	$2,215	+$7
AFFO(a)(d)	$1,609	$1,437	+$172	+12%	$1,605	+$4
Weighted-average common shares outstanding - diluted(c)	340	334	+6	+2%	341	-1

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	As issued on July 21, 2016. Represents midpoint of Outlook.

(c)
The assumption for full year 2016 diluted weighted-average common shares outstanding is based on (1) diluted common shares outstanding as of September 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(d)	Attributable to CCIC common stockholders.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 4

•
The increase in full year 2016 Outlook primarily reflects the higher than expected results from the third quarter and the expected timing benefit from tenant non-renewals occurring later than previously expected, partially offset by an expected increase in sustaining capital expenditures for the full year.

Full Year 2017 Outlook
The table below compares the midpoint of the current full year 2016 Outlook and the midpoint of the full year 2017 Outlook for select metrics:

	Midpoint
($ in millions)	Full Year 2016 Outlook	Full Year 2017 Outlook	$ Change	% Change
Site rental revenues	$3,230	$3,329	+$99	+3%
Site rental gross margin	$2,213	$2,291	+$78	+4%
Net income (loss)	$328	$400	+$72	+22%
Adjusted EBITDA(a)	$2,222	$2,278	+$56	+3%
AFFO(a)(c)	$1,609	$1,754	+$145	+9%
Weighted-average common shares outstanding - diluted(b)	340	350	+10	+3%

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)
The assumption for full year 2016 and 2017 diluted weighted-average common shares outstanding is based on (1) diluted common shares outstanding as of September 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(c)	Attributable to CCIC common stockholders.

•
The chart below reconciles the components of expected growth from 2016 to 2017 in site rental revenues of $85 million to $115 million, including expected Organic Contribution to Site Rental Revenues of approximately $140 million to $170 million.

•
At the midpoint, growth from new leasing activity for full year 2017 is approximately $10 million lower than full year 2016. This lower growth reflects similar growth from towers and approximately $15 million higher growth from small cells, offset by approximately $25 million in lower growth from amortization of deferred credits

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News Release continued:	Page 5

(commonly referred to as prepaid rent).  Further, full year 2017 Outlook assumes prepaid rent to be received during the year to be similar to full year 2016.

•	The chart below reconciles the components of expected growth in AFFO from 2016 to 2017 of approximately $145 million at the midpoint.

•	Network services gross margin contribution for full year 2017 is expected to be approximately $235 million to $255 million compared to full year 2016 expectation of $255 million to $260 million.

•
The conversion of the 4.5% Mandatory Convertible Preferred Stock ("Preferred Stock") on November 1, 2016 will eliminate $44 million in annual preferred dividend payments, which are deducted to arrive at AFFO. As a result of the anticipated conversion of the Preferred Stock, 11.6 million common shares are expected to be issued on November 1, 2016. The amount of common shares to be issued is subject to change depending on the average common share price for the 20 business days preceding November 1, 2016.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Friday, October 21, 2016, at 10:30 a.m. Eastern time. The conference call may be accessed by dialing 888-811-5441 and asking for the Crown Castle call (access code 6156887) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Friday, October 21, 2016, through 1:30 p.m. Eastern time on Thursday, January 19, 2017 and may be accessed by dialing 888-203-1112 and using access code 6156887. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 6

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 17,000 miles of fiber supporting small cells, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com

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Non-GAAP Financial Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), Funds from Operations ("FFO"), and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our measures of Adjusted EBITDA, AFFO, FFO, Organic Contribution to Site Rental Revenues, Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion.
Adjusted EBITDA, AFFO, FFO, and Organic Contribution to Site Rental Revenues are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and exclude the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by the Company. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

•
Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and customer non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

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News Release continued:	Page 8

In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Network Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments for purposes of making decisions about allocating capital and assessing performance. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
We define our non-GAAP financial measures and other measures as follows:
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of customer contracts.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They consist of (1) improvements to existing wireless infrastructure and construction of new wireless infrastructure (collectively referred to as "revenue generating") and (2) purchases of land assets under towers as we seek to manage our interests in the land beneath our towers.
Sustaining capital expenditures. We define sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
Segment Network Services and Other Gross Margin. We define Segment Network Services and Other Gross Margin as segment network services and other revenues less segment network services and other cost of operations, excluding stock-based compensation expense recorded in cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment revenues less segment cost of operations and segment general and administrative expenses, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in cost of operations.
The tables set forth below reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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News Release continued:	Page 9

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2016	September 30, 2015	December 31, 2015
(in millions)
Net income (loss)	$98.4	$103.8	$1,524.3
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	—	0.5	(999.0)
Asset write-down charges	8.3	7.5	33.5
Acquisition and integration costs	2.7	7.6	15.7
Depreciation, amortization and accretion	280.8	261.7	1,036.2
Amortization of prepaid lease purchase price adjustments	5.4	5.1	20.5
Interest expense and amortization of deferred financing costs(a)	129.9	129.9	527.1
Gains (losses) on retirement of long-term obligations	10.3	—	4.2
Interest income	(0.2)	(0.8)	(1.9)
Other income (expense)	0.8	1.2	(57.0)
Benefit (provision) for income taxes	5.0	(3.8)	(51.5)
Stock-based compensation expense	22.6	16.5	67.1
Adjusted EBITDA(b)	$564.1	$529.2	$2,119.2

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Reconciliation of Current Outlook for Adjusted EBITDA:

	Q4 2016			Full Year 2016			Full Year 2017
(in millions)	Outlook			Outlook			Outlook
Net income (loss)	$90	to	$110	$318	to	$338	$375	to	$425
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$37	to	$39	$35	to	$45
Acquisition and integration costs	$3	to	$6	$14	to	$17	$3	to	$8
Depreciation, amortization and accretion	$283	to	$298	$1,123	to	$1,138	$1,151	to	$1,177
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22	$20	to	$22
Interest expense and amortization of deferred financing costs(a)	$128	to	$133	$514	to	$519	$515	to	$545
Gains (losses) on retirement of long-term obligations	$0	to	$0	$52	to	$52	$0	to	$0
Interest income	$(1)	to	$0	$(2)	to	$(1)	$(1)	to	$1
Other income (expense)	$(1)	to	$2	$3	to	$6	$2	to	$4
Benefit (provision) for income taxes	$4	to	$8	$18	to	$22	$14	to	$22
Stock-based compensation expense	$21	to	$23	$97	to	$99	$94	to	$99
Adjusted EBITDA(b)	$566	to	$571	$2,219	to	$2,224	$2,263	to	$2,293

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Nine Months Ended		For the Twelve Months Ended
(in millions)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015	December 31, 2015
Net income (loss)(a)	$98.4	$104.3	$232.3	$382.6	$525.3
Real estate related depreciation, amortization and accretion	274.2	257.0	815.1	753.6	1,018.3
Asset write-down charges	8.3	7.5	28.3	19.7	33.5
Dividends on preferred stock	(11.0)	(11.0)	(33.0)	(33.0)	(44.0)
FFO(b)(c)(d)(e)(f)	$369.9	$357.8	$1,042.6	$1,122.8	$1,533.1

FFO (from above)	$369.9	$357.8	$1,042.6	$1,122.8	$1,533.1
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(8.8)	(27.1)	(42.4)	(89.0)	(111.3)
Straight-lined expense	23.5	24.4	71.1	74.0	98.7
Stock-based compensation expense	22.6	16.5	75.3	49.3	67.1
Non-cash portion of tax provision	3.5	(5.9)	5.2	(20.3)	(63.9)
Non-real estate related depreciation, amortization and accretion	6.6	4.6	19.6	13.0	17.9
Amortization of non-cash interest expense	3.3	8.6	11.3	32.4	37.1
Other (income) expense	0.8	1.2	4.6	(58.5)	(57.0)
Gains (losses) on retirement of long-term obligations	10.3	—	52.3	4.2	4.2
Acquisition and integration costs	2.7	7.6	11.5	12.0	15.7
Capital improvement capital expenditures	(10.0)	(14.4)	(25.4)	(32.5)	(46.8)
Corporate capital expenditures	(8.5)	(17.0)	(22.4)	(42.9)	(58.1)
AFFO(b)(c)(d)(e)(f)	$415.8	$356.4	$1,203.5	$1,064.4	$1,436.6

(a)
Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $(0.5 million), $1.0 billion and $1.0 billion for the three months ended September 30, 2015, nine months ended September 30, 2015 and twelve months ended December 31, 2015, respectively.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)
Diluted weighted-average common shares outstanding were 338.4 million, 333.7 million, 337.1 million, 333.7 million and 334.1 million for the three months ended September 30, 2016 and 2015, the nine months ended September 30, 2016 and 2015 and the twelve months ended December 31, 2015. The diluted weighted-average common shares outstanding assumes no conversion of preferred stock in the share count.

(e)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(f)	Attributable to CCIC common stockholders.

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Reconciliation of Current Outlook for FFO and AFFO:

	Q4 2016			Full Year 2016			Full Year 2017
(in millions)	Outlook			Outlook			Outlook
Net income (loss)	$90	to	$110	$318	to	$338	$375	to	$425
Real estate related depreciation, amortization and accretion	$277	to	$290	$1,097	to	$1,110	$1,127	to	$1,148
Asset write-down charges	$9	to	$11	$37	to	$39	$35	to	$45
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)	$0	to	$0
FFO(a)(b)(c)(d)(e)	$383	to	$388	$1,426	to	$1,431	$1,566	to	$1,596

FFO (from above)	$383	to	$388	$1,426	to	$1,431	$1,566	to	$1,596
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(8)	to	$(3)	$(50)	to	$(45)	$13	to	$28
Straight-lined expense	$20	to	$25	$90	to	$95	$78	to	$93
Stock-based compensation expense	$21	to	$23	$97	to	$99	$94	to	$99
Non-cash portion of tax provision	$2	to	$7	$9	to	$14	$(3)	to	$12
Non-real estate related depreciation, amortization and accretion	$6	to	$8	$26	to	$28	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$12	to	$15	$11	to	$17
Other (income) expense	$(1)	to	$2	$3	to	$6	$2	to	$4
Gains (losses) on retirement of long-term obligations	$0	to	$0	$52	to	$52	$0	to	$0
Acquisition and integration costs	$3	to	$6	$14	to	$17	$3	to	$8
Capital improvement capital expenditures	$(20)	to	$(15)	$(46)	to	$(41)	$(45)	to	$(40)
Corporate capital expenditures	$(20)	to	$(15)	$(43)	to	$(38)	$(37)	to	$(32)
AFFO(a)(b)(c)(d)(e)	$403	to	$408	$1,606	to	$1,611	$1,739	to	$1,769

(a)
The assumption for fourth quarter 2016, full year 2016 and full year 2017 diluted weighted-average common shares outstanding is 346 million, 340 million and 350 million, respectively, based on (1) diluted common shares outstanding as of September 30, 2016 and (2) the assumed conversion of the mandatory convertible preferred stock in November 2016.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

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News Release continued:	Page 12

For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued			Previously Issued
	Q3 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income (loss)	$91	to	$111	$318	to	$358
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$9	to	$11	$35	to	$45
Acquisition and integration costs	$3	to	$6	$14	to	$19
Depreciation, amortization and accretion	$275	to	$290	$1,107	to	$1,133
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs	$127	to	$132	$508	to	$528
Gains (losses) on retirement of long-term obligations	$0	to	$0	$42	to	$42
Interest income	$(1)	to	$0	$(1)	to	$0
Other income (expense)	$(1)	to	$2	$4	to	$6
Benefit (provision) for income taxes	$3	to	$7	$15	to	$23
Stock-based compensation expense	$21	to	$23	$93	to	$98
Adjusted EBITDA(a)	$557	to	$562	$2,205	to	$2,225

(a)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
	Q3 2016			Full Year 2016
(in millions)	Outlook			Outlook
Net income (loss)	$91	to	$111	$318	to	$358
Real estate related depreciation, amortization and accretion	$269	to	$282	$1,083	to	$1,104
Asset write-down charges	$9	to	$11	$35	to	$45
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(a)(b)(c)(e)	$375	to	$380	$1,421	to	$1,441

FFO (from above)	$375	to	$380	$1,421	to	$1,441
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(13)	to	$(8)	$(56)	to	$(41)
Straight-line expense	$21	to	$26	$85	to	$100
Stock-based compensation expense	$21	to	$23	$93	to	$98
Non-cash portion of tax provision	$1	to	$6	$3	to	$18
Non-real estate related depreciation, amortization and accretion	$6	to	$8	$24	to	$29
Amortization of non-cash interest expense	$3	to	$6	$12	to	$18
Other (income) expense	$(1)	to	$2	$4	to	$6
Gains (losses) on retirement of long-term obligations	$0	to	$0	$42	to	$42
Acquisition and integration costs	$3	to	$6	$14	to	$19
Capital improvement capital expenditures	$(13)	to	$(11)	$(41)	to	$(36)
Corporate capital expenditures	$(14)	to	$(12)	$(43)	to	$(38)
AFFO(a)(b)(c)(e)	$400	to	$405	$1,595	to	$1,615

(a)
Previously issued third quarter 2016 outlook assumes diluted common shares outstanding as of June 30, 2016 of approximately 339 million shares. Previously issued full year 2016 outlook assumes diluted common shares outstanding of approximately 341 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Attributable to CCIC common stockholders.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 13

The components of changes in site rental revenues for the quarters ended September 30, 2016 and 2015 are as follows:

	Three Months Ended September 30,
(in millions)	2016	2015
Components of changes in site rental revenues(f):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(a)(c)	$737	$672

New leasing activity(a)(c)	45	44
Escalators	22	23
Non-renewals	(20)	(24)
Organic Contribution to Site Rental Revenues(d)	47	43
Straight-lined revenues associated with fixed escalators	9	27
Acquisitions and builds(b)	19	23
Other	—	—
Total GAAP site rental revenues	$812	$765

Year-over-year changes in revenue:
Reported GAAP site rental revenues	6.1%
Organic Contribution to Site Rental Revenues(d)(e)	6.4%

(a)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(b)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-line associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(f)
Additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 14

The components of the changes in site rental revenues for the years ending December 31, 2016 and 2017 are forecasted as follows:

(in millions)	Midpoint of Full Year 2016 Outlook	Full Year 2017 Outlook
Components of changes in site rental revenues(g):
Prior year site rental revenues exclusive of straight-line associated with fixed escalators(a)(c)	$2,907	$3,184

New leasing activity(a)(c)	171	150 to 170
Escalators	89	80 to 85
Non-renewals	(74)	(95) to (75)
Organic Contribution to Site Rental Revenues(d)	186	140 to 170
Straight-lined revenues associated with fixed escalators	48	(28) to (13)
Acquisitions and builds(b)	89	11
Other	—	—
Total GAAP site rental revenues	$3,230	$3,314 to $3,344

Year-over-year changes in revenue:
Reported GAAP site rental revenues	7.0%	3.1%
Organic Contribution to Site Rental Revenues(d)(e)	6.4%	4.9%	(f)

(a)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(b)
The financial impact of acquisitions, as measured by the initial contribution, and tower builds is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition or build.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)
Calculated as the percentage change from prior year site rental revenues exclusive of straight-lined associated with fixed escalations compared to Organic Contribution to Site Rental Revenues for the current period.

(f)	Calculated based on midpoint of Full Year 2017 Outlook.

(g)
Additional information regarding Crown Castle's site rental revenues including projected revenue from customer licenses, tenant non-renewals, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 15

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	September 30, 2016	September 30, 2015
Interest expense on debt obligations	$126.6	$121.3
Amortization of deferred financing costs and adjustments on long-term debt, net	4.6	5.6
Amortization of interest rate swaps(a)	—	3.7
Other, net	(1.3)	(0.7)
Interest expense and amortization of deferred financing costs	$129.9	$129.9

(a)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Q4 2016			Full Year 2016			Full Year 2017
(in millions)	Outlook			Outlook			Outlook
Interest expense on debt obligations	$126	to	$128	$501	to	$503	$509	to	$524
Amortization of deferred financing costs and adjustments on long-term debt, net	$4	to	$7	$17	to	$21	$17	to	$21
Other, net	$(1)	to	$(1)	$(5)	to	$(5)	$(6)	to	$(4)
Interest expense and amortization of deferred financing costs	$128	to	$133	$514	to	$519	$515	to	$545

Debt balances and maturity dates as of September 30, 2016 are as follows:

(in millions)	Face Value	Final Maturity
Bank debt - variable rate:
2016 Revolver	$410.0	Jan. 2021
2016 Term Loan A	1,975.0	Jan. 2021
Total bank debt	2,385.0
Securitized debt - fixed rate:
Secured Notes, Series 2009-1, Class A-1(a)	57.2	Aug. 2019
Secured Notes, Series 2009-1, Class A-2(a)	70.0	Aug. 2029
Tower Revenue Notes, Series 2010-3(b)	1,250.0	Jan. 2040
Tower Revenue Notes, Series 2010-6(b)	1,000.0	Aug. 2040
Tower Revenue Notes, Series 2015-1(b)	300.0	May 2042
Tower Revenue Notes, Series 2015-2(b)	700.0	May 2045
Total securitized debt	3,377.2
Bonds - fixed rate:
5.250% Senior Notes	1,650.0	Jan. 2023
3.849% Secured Notes	1,000.0	Apr. 2023
4.875% Senior Notes	850.0	Apr. 2022
3.400% Senior Notes	850.0	Feb. 2021
4.450% Senior Notes	900.0	Feb. 2026
3.700% Senior Notes	750.0	June 2026
2.250% Senior Notes	700.0	Sept. 2021
Total bonds	6,700.0
Capital leases and other obligations	225.5	Various
Total Debt	$12,687.7
Less: Cash and Cash Equivalents(c)	$156.2
Net Debt	$12,531.5

(a)
The Senior Secured Notes, Series 2009-1, Class A-1 principal amortizes during the period beginning January 2010 and ending in 2019 and the Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in 2019 and ending in 2029.

(b)
The Senior Secured Tower Revenue Notes, Series 2010-3 and 2010-6 have anticipated repayment dates in 2020. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively.

(c)	Excludes restricted cash.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 16

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(in millions)	For the Three Months Ended September 30, 2016
Total face value of debt	$12,687.7
Ending cash and cash equivalents(a)	156.2
Total Net Debt	$12,531.5

Adjusted EBITDA for the three months ended September 30, 2016	$564.1
Last quarter annualized adjusted EBITDA	2,256.5
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.6	x

(a)	Excludes restricted cash.

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	September 30, 2016				September 30, 2015
	Towers	Small Cells	Other	Total	Towers	Small Cells	Other	Total
Discretionary:
Purchases of land interests	$17.4	$—	$—	$17.4	$16.0	$—	$—	$16.0
Wireless infrastructure construction and improvements	76.6	108.6	—	185.2	98.0	92.1	—	190.1
Sustaining:
Capital improvement and corporate	9.7	3.2	5.6	18.5	22.4	3.0	5.9	31.3
Total	$103.7	$111.8	$5.6	$221.1	$136.4	$95.1	$5.9	$237.4

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 17

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns and shareholder value which may be derived from our business, assets, investments, dividends and acquisitions, including on a long-term basis, (2) our strategy, strategic position and strength of our business, (3) carrier network investments and upgrades, and the benefits which may be derived therefrom, (4) demand for wireless connectivity and the benefits which may be derived therefrom, (5) our dividends, including our dividend plans and the amount and growth of our dividends, (6) leasing activity, (7) our investments, including in towers and small cells, and the potential growth, returns and benefits therefrom, (8) demand for our wireless infrastructure and services, (9) our growth and long-term prospects, (10) tenant non-renewals, including the impact and timing thereof, (11) capital expenditures, including sustaining capital expenditures, (12) straight-line adjustments, (13) expenses, (14) site rental revenues, (15) site rental cost of operations, (16) site rental gross margin and network services gross margin, (17) net income (loss), (18) Adjusted EBITDA, (19) interest expense and amortization of deferred financing costs, (20) FFO, (21) AFFO, (22) Organic Contribution to Site Rental Revenues and Organic Contribution to Site Rental Revenue growth, (23) our common shares outstanding, including on a diluted basis, and the conversion of our Preferred Stock, and (24) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our wireless infrastructure, driven primarily by demand for wireless connectivity, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to achieve favorable rental rates on our new or renewing tenant leases.

•	New technologies may reduce demand for our wireless infrastructure or negatively impact our revenues.

•
The expansion and development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to retain rights to our wireless infrastructure, including the land interests under our towers, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches that could adversely affect our business, operations, and reputation.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 18

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the US Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•
If we fail to pay scheduled dividends on the Preferred Stock, in cash, common stock or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock, or our ability to satisfy debt service obligations.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$156,219	$178,810
Restricted cash	116,932	130,731
Receivables, net	276,259	313,296
Prepaid expenses	157,102	133,194
Other current assets	133,163	225,214
Total current assets	839,675	981,245
Deferred site rental receivables	1,321,777	1,306,408
Property and equipment, net	9,714,149	9,580,057
Goodwill	5,750,033	5,513,551
Other intangible assets, net	3,737,448	3,779,915
Long-term prepaid rent and other assets, net	808,641	775,790
Total assets	$22,171,723	$21,936,966

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$148,916	$159,629
Accrued interest	84,244	66,975
Deferred revenues	358,683	322,623
Other accrued liabilities	204,533	199,923
Current maturities of debt and other obligations	101,362	106,219
Total current liabilities	897,738	855,369
Debt and other long-term obligations	12,491,596	12,043,740
Other long-term liabilities	2,028,672	1,948,636
Total liabilities	15,418,006	14,847,745
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: September 30, 2016—337,569,931 and December 31, 2015—333,771,660	3,375	3,338
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: September 30, 2016 and December 31, 2015—9,775,000; aggregate liquidation value: September 30, 2016 and December 31, 2015—$977,500	98	98
Additional paid-in capital	9,914,844	9,548,580
Accumulated other comprehensive income (loss)	(5,541)	(4,398)
Dividends/distributions in excess of earnings	(3,159,059)	(2,458,397)
Total equity	6,753,717	7,089,221
Total liabilities and equity	$22,171,723	$21,936,966

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 20

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenues:
Site rental	$812,032	$764,606	$2,415,926	$2,233,077
Network services and other	179,984	153,501	472,883	484,938
Net revenues	992,016	918,107	2,888,809	2,718,015
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	256,750	247,000	762,223	716,244
Network services and other	109,228	86,859	286,066	263,177
General and administrative	89,941	76,699	278,909	223,880
Asset write-down charges	8,339	7,477	28,251	19,652
Acquisition and integration costs	2,680	7,608	11,459	12,001
Depreciation, amortization and accretion	280,824	261,662	834,725	766,621
Total operating expenses	747,762	687,305	2,201,633	2,001,575
Operating income (loss)	244,254	230,802	687,176	716,440
Interest expense and amortization of deferred financing costs	(129,916)	(129,877)	(385,656)	(398,782)
Gains (losses) on retirement of long-term obligations	(10,274)	—	(52,291)	(4,157)
Interest income	175	789	454	1,170
Other income (expense)	(832)	(1,214)	(4,623)	58,510
Income (loss) from continuing operations before income taxes	103,407	100,500	245,060	373,181
Benefit (provision) for income taxes	(5,041)	3,801	(12,797)	9,380
Income (loss) from continuing operations	98,366	104,301	232,263	382,561
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	(522)	—	1,000,708
Net income (loss)	98,366	103,779	232,263	1,383,269
Less: Net income (loss) attributable to the noncontrolling interest	—	—	—	3,343
Net income (loss) attributable to CCIC stockholders	98,366	103,779	232,263	1,379,926
Dividends on preferred stock	(10,997)	(10,997)	(32,991)	(32,991)
Net income (loss) attributable to CCIC common stockholders	$87,369	$92,782	$199,272	$1,346,935

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.26	$0.28	$0.59	$1.05
Income (loss) from discontinued operations, basic	$—	$—	$—	$3.00
Net income (loss) attributable to CCIC common stockholders, basic	$0.26	$0.28	$0.59	$4.05
Income (loss) from continuing operations, diluted	$0.26	$0.28	$0.59	$1.05
Income (loss) from discontinued operations, diluted	$—	$—	$—	$2.99
Net income (loss) attributable to CCIC common stockholders, diluted	$0.26	$0.28	$0.59	$4.04

Weighted-average common shares outstanding (in thousands):
Basic	337,564	333,049	336,426	332,951
Diluted	338,409	333,711	337,076	333,735

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CrownCastle.com

News Release continued:	Page 21

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss) from continuing operations	$232,263	$382,561
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	834,725	766,621
Gains (losses) on retirement of long-term obligations	52,291	4,157
Gains (losses) on settled swaps	2,608	(54,475)
Amortization of deferred financing costs and other non-cash interest	11,293	32,394
Stock-based compensation expense	60,402	44,711
Asset write-down charges	28,251	19,652
Deferred income tax benefit (provision)	6,626	(16,199)
Other adjustments, net	(1,060)	(7,240)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	122,944	208,538
Decrease (increase) in assets	(45,628)	(89,844)
Net cash provided by (used for) operating activities	1,304,715	1,290,876
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(545,162)	(1,083,319)
Capital expenditures	(614,178)	(658,240)
Net receipts from settled swaps	8,141	54,475
Other investing activities, net	11,616	(1,561)
Net cash provided by (used for) investing activities	(1,139,583)	(1,688,645)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	5,201,010	1,000,000
Principal payments on debt and other long-term obligations	(69,717)	(78,049)
Purchases and redemptions of long-term debt	(4,044,834)	(1,069,337)
Borrowings under revolving credit facility	3,440,000	1,560,000
Payments under revolving credit facility	(4,155,000)	(1,240,000)
Payments for financing costs	(41,471)	(17,415)
Net proceeds from issuance of capital stock	323,798	—
Purchases of capital stock	(24,759)	(29,576)
Dividends/distributions paid on common stock	(896,628)	(821,056)
Dividends paid on preferred stock	(32,991)	(32,991)
Net (increase) decrease in restricted cash	40	28,435
Net cash provided by (used for) financing activities	(300,552)	(699,989)
Net increase (decrease) in cash and cash equivalents - continuing operations	(135,420)	(1,097,758)
Discontinued operations:
Net cash provided by (used for) operating activities	—	4,359
Net cash provided by (used for) investing activities	113,150	1,103,577
Net increase (decrease) in cash and cash equivalents - discontinued operations	113,150	1,107,936
Effect of exchange rate changes	(321)	(1,682)
Cash and cash equivalents at beginning of period	178,810	175,620	(a)
Cash and cash equivalents at end of period	$156,219	$184,116
Supplemental disclosure of cash flow information:
Interest paid	357,094	364,147
Income taxes paid	11,740	23,865
________________

(a)	Inclusive of cash and cash equivalents included in discontinued operations.

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CrownCastle.com

News Release continued:	Page 22

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (in thousands)

SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$709,603	$102,429		$812,032	$686,934	$77,672		$764,606
Segment network services and other revenue	166,979	13,005		179,984	138,566	14,935		153,501
Segment revenues	876,582	115,434		992,016	825,500	92,607		918,107
Segment site rental cost of operations	210,322	37,754		248,076	209,056	30,449		239,505
Segment network services and other cost of operations	97,395	10,194		107,589	75,302	10,213		85,515
Segment cost of operations(a)	307,717	47,948		355,665	284,358	40,662		325,020
Segment site rental gross margin(b)	499,281	64,675		563,956	477,878	47,223		525,101
Segment network services and other gross margin(b)	69,584	2,811		72,395	63,264	4,722		67,986
Segment general and administrative expenses(a)	22,225	14,480	35,526	72,231	22,994	10,194	30,741	63,929
Segment operating profit(b)	546,640	53,006	(35,526)	564,120	518,148	41,751	(30,741)	529,158
Stock-based compensation expense			22,594	22,594			16,466	16,466
Depreciation, amortization and accretion			280,824	280,824			261,662	261,662
Interest expense and amortization of deferred financing costs			129,916	129,916			129,877	129,877
Other (income) expenses to reconcile to income (loss) from continuing operations before income taxes(c)			27,379	27,379			20,653	20,653
Income (loss) from continuing operations before income taxes				$103,407				$100,500

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $4.9 million and $3.7 million for the three months ended September 30, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $5.4 million and $5.1 million for the three months ended September 30, 2016 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $17.7 million and $12.8 million for the three months ended September 30, 2016 and 2015, respectively.

(b) See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(c)
Other (income) expenses to reconcile to income (loss) from continuing operations before income taxes includes (1) losses on retirement of long-term obligations of approximately $10.3 million and $0 for the three months ended September 30, 2016 and 2015, respectively and (2) gains (losses) on swaps of approximately $0 and $10.2 million for the three months ended September 30, 2016 and 2015, respectively.

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News Release continued:	Page 23

SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	Towers	Small Cells	Other	Consolidated Total	Towers	Small Cells	Other	Consolidated Total
Segment site rental revenues	$2,118,159	$297,767		$2,415,926	$2,040,147	$192,930		$2,233,077
Segment network services and other revenue	434,042	38,841		472,883	445,683	39,255		484,938
Segment revenues	2,552,201	336,608		2,888,809	2,485,830	232,185		2,718,015
Segment site rental cost of operations	625,331	109,402		734,733	620,726	73,818		694,544
Segment network services and other cost of operations	249,306	30,652		279,958	229,164	30,034		259,198
Segment cost of operations(a)	874,637	140,054		1,014,691	849,890	103,852		953,742
Segment site rental gross margin(b)	1,492,828	188,365		1,681,193	1,419,421	119,112		1,538,533
Segment network services and other gross margin(b)	184,736	8,189		192,925	216,519	9,221		225,740
Segment general and administrative expenses(a)	68,329	45,720	107,161	221,210	68,245	25,664	90,981	184,890
Segment operating profit(b)	1,609,235	150,834	(107,161)	1,652,908	1,567,695	102,669	(90,981)	1,579,383
Stock-based compensation expense			75,297	75,297			49,282	49,282
Depreciation, amortization and accretion			834,725	834,725			766,621	766,621
Interest expense and amortization of deferred financing costs			385,656	385,656			398,782	398,782
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes(c)			112,170	112,170			(8,483)	(8,483)
Income (loss) from continuing operations before income taxes				$245,060				$373,181

(a)
Segment cost of operations exclude (1) stock-based compensation expense of $17.6 million and $10.3 million for the nine months ended September 30, 2016 and 2015, respectively and (2) prepaid lease purchase price adjustments of $16.0 million and $15.4 million for the nine months ended September 30, 2016 and 2015, respectively. Segment general and administrative expenses exclude stock-based compensation expense of $57.7 million and $39.0 million for the nine months ended September 30, 2016 and 2015, respectively.

(b) See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment network service and other gross margin and segment operating profit.

(c)
Other income (expenses) to reconcile to income (loss) from continuing operations before income taxes includes (1) losses on retirement of long-term obligations of approximately $52.3 million and $4.2 million for the nine months ended September 30, 2016 and 2015, respectively and (2) gains (losses) on swaps of approximately $(2.6 million) and $70.0 million for the nine months ended September 30, 2016 and 2015, respectively.

The Foundation for a Wireless World.
CrownCastle.com